UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No. __________)

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THE SOUTHERN COMPANY
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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May 12, 2015

Dear Fellow Stockholder:

As an investor in The Southern Company, you have a voice in matters important to the future of the business. We have previously sent you proxy materials for the annual meeting of stockholders of The Southern Company, scheduled to be held on May 27, 2015. According to our records, your proxy vote for this meeting has not yet been received.

Your Board of Directors unanimously recommends that stockholders vote:

•	FOR Items 1, 2, 3, 4 and 5.

•	AGAINST Items 6 and 7.

Your vote is important, regardless of the number of shares you own. Please vote as soon as possible by returning the enclosed proxy card, or voting by telephone or Internet. Follow the instructions on the enclosed proxy card to cast your vote.

If you have already mailed your proxy card or otherwise voted your shares, please accept our thanks and disregard this request.

Thank you for your continued support of The Southern Company.

Sincerely,

/s/Thomas A. Fanning

Thomas A. Fanning
Chairman, President and
Chief Executive Officer

If you have any questions, or require assistance in voting your proxy, please call our proxy solicitor, Georgeson Inc., toll free at (888) 680-1526.